Exhibit 99.1

Yum China Reports Q2 Same-Store Sales Growth of 3% and Operating Profit Growth of 64%;

Loyalty Members Surpassed 100 Million; Mobile Payment Exceeded 40% of Total Company Sales

Shanghai, China (July 5, 2017) – Yum China Holdings, Inc. (the “Company” or “Yum China”) (NYSE: YUMC) today reported unaudited results for the second quarter ended May 31, 2017.

Second Quarter Highlights

●	Total system sales grew 7%, including growth of 8% at KFC and 7% at Pizza Hut[1], excluding foreign currency translation (“F/X”).
●	Same-store sales grew 3%, including growth of 4% at KFC, flat at Pizza Hut.
●	Opened 90 new restaurants during the quarter.
●

Total restaurant margin increased 2.7 percentage points to 15.3%, primarily due to the impact of retail tax structure reform and also driven by same-store sales leverage, partially offset by wage inflation and commodity inflation.

●

Operating profit increased 64%, and 73% excluding F/X, primarily due to the impact of retail tax structure reform and also driven by same-store sales leverage. F/X negatively impacted reported operating profit by $8 million.

●	Net income increased 39% to $107 million.
●	Adjusted EBITDA increased 15% to $259 million.
●	Basic EPS increased 33% to $0.28 and diluted EPS increased 29% to $0.27.

1 Beginning with the quarter ended May 31, 2017, Pizza Hut Casual Dining and Pizza Hut Home Service were combined and reported together as the Pizza Hut reportable segment. Segment financial information for prior periods has been re-cast to align with this change in segments.

Key Results

	Second Quarter				Year to Date
	% Change				% Change
	System Sales	Same-Store Sales	Net New Units	Operating Profit	System Sales	Same-Store Sales	Net New Units	Operating Profit

Yum China	+7	+3	+6	+64	+6	+2	+6	+34
KFC	+8	+4	+5	+41	+6	+3	+5	+20
Pizza Hut	+7	-	+9	+157	+8	+1	+9	+95

	Second Quarter				Year to Date
(in US$ million, except			% Change				% Change
for per share data and percentages)	2017	2016	Reported	Ex F/X	2017	2016	Reported	Ex F/X
Operating Profit	$143	$87	+64	+73	$397	$296	+34	+41
Net Income	$107	$77	+39	+46	$282	$222	+27	+34
Adjusted EBITDA	$259	$226	+15	+21	$579	$505	+14	+21
Basic EPS	$0.28	$0.21	+33	+39	$0.73	$0.61	+20	+25
Diluted EPS	$0.27	$0.21	+29	+35	$0.71	$0.61	+16	+23

Note: All comparisons are versus the same period a year ago. Consistent with prior years, Yum China’s fiscal second quarter includes March, April and May results. Percentages may not recompute due to rounding.

System sales and same-store sales percentages exclude the impact of F/X. Adjusted EBITDA is a non-GAAP financial measure. See Reconciliation of Reported Results to Non-GAAP Measures included in the accompanying tables of this release for further details.

Yum China Holdings, Inc. •   Website http://ir.yumchina.com

CEO Comments

“I am pleased with our overall performance during the quarter, with same-store sales up 3% and system sales up 7%, on the back of continued strength at KFC. Operating profit, restaurant margin and net income all showed robust improvement.” said Micky Pant, CEO.

“We are committed to building one of the world’s leading restaurant companies, and are executing against a plan that we have developed towards this goal. We are making progress in the key themes we are investing in – loyalty programs, digital and delivery capabilities, and continued upgrade of restaurant assets and optimization of store formats.  We are pleased to report some encouraging results: loyalty members for KFC and Pizza Hut have surpassed 100 million in total, and mobile payment exceeded 40% of our company sales in the second quarter.  Over 4,900 of our restaurants offered delivery service. Delivery sales accounted for 13% of company sales in the second quarter.

We also completed the acquisition of an 80% stake, on a fully diluted basis, in Daojia, an online aggregator platform with two brands focusing on higher-end delivery market segment, for a cash consideration of $36.7 million to the selling shareholders and a capital contribution of $25 million to Daojia.  We see this acquisition as complementary to our existing delivery business, and it provides valuable operational and technological expertise.”

New-Unit Development and Asset Upgrade

●	Opened 90 new restaurants during the second quarter, and 223 year to date.
●	Remodeled 197 restaurants during the second quarter, and 229 year to date, led by KFC.

	New Units		Restaurant Count
	Second		As of Second Quarter End
	Quarter	Year to Date	2017	2016
Yum China	90	223	7,685	7,246
KFC	62	134	5,301	5,039
Pizza Hut	25	64	2,122	1,949
Little Sheep, East Dawning and Taco Bell	3	25	262	258

Total Restaurant Count

	Restaurant Count
	As of Second Quarter End
	2017	2016
Restaurants	7,685	7,246
Company-owned	6,103	5,800
Unconsolidated Affiliates	854	811
Franchisees	728	635

Restaurant Margin

●

For the second quarter, restaurant margin for Yum China increased 2.7 percentage points to 15.3%. Year to date, restaurant margin for Yum China increased 3.1 percentage points to 18.7%. Margin expansion was primarily due to the impact of retail tax structure reform and also driven by same-store sales leverage, partially offset by wage inflation and commodity inflation.

	Second Quarter			Year to Date
	2017	2016	% ppts change	2017	2016	% ppts change
Yum China	15.3%	12.6%	2.7	18.7%	15.6%	3.1
KFC	16.0%	13.8%	2.2	19.4%	17.2%	2.2
Pizza Hut	13.9%	10.4%	3.5	17.5%	12.4%	5.1

Digital and Delivery

●

Driven by our digital initiatives, we continued to strengthen our loyalty membership programs. By the end of the second quarter, total members in our loyalty programs surpassed 100 million, including 83 million members for KFC and 26 million for Pizza Hut.

●	Mobile payments exceeded 40% of company sales in the second quarter of 2017. Over $900 million in company sales were settled by cashless payment methods during the quarter.
●	Over 4,900 restaurants across China offered delivery services as of the end of the second quarter. Delivery contributed about 13% of company sales in the second quarter.

Completed Acquisition of Daojia

●

During the second quarter, Yum China completed the acquisition of a controlling interest in the holding company of DAOJIA.com.cn (“Daojia”), an established online food delivery service provider. Founded in 2010, Daojia targets higher-end orders in four Tier 1 cities. Daojia also operates Sherpa’s, a leading premium food delivery platform specializing in English speaking services.

●

Yum China agreed to pay cash consideration of $36.7 million to the sellers and made a concurrent capital contribution of $25.0 million to Daojia. As of the completion of the acquisition, Yum China held 90% of Daojia’s outstanding shares of common stock, or 80% of its equity interests on a fully-diluted basis. Mr. Hank Sun, founder of Daojia, will continue to lead the business.

●

The acquisition marks another step in executing Yum China’s strategy to accelerate growth by building know-how and expertise in delivery. Daojia is complementary to Yum China’s existing delivery business, and it provides valuable operational and technological expertise.

Share Repurchase Update

●	Year to date ended May 31, 2017, we repurchased approximately 1 million shares for $39 million at an average price of $36.27 per share.

Conference Call

Yum China Holdings, Inc. will host a conference call to review the Company's financial performance and strategies at 8:00 p.m. U.S. Eastern Time on Wednesday, July 5, 2017 (8:00 a.m. Beijing/Hong Kong Time on Thursday, July 6, 2017).  A copy of the presentation will be available on the Yum China Holdings, Inc. website, http://ir.yumchina.com.

U.S.:	+1-845-675-0437
Hong Kong:	+852-3018-6771
Mainland China:	400-6208-038 or 800-8190-121
International:	+65-6713-5090
Passcode:	Yum China

A live webcast of the call may also be accessed at http://edge.media-server.com/m/p/kdojo9ry.

A replay of the conference call may be accessed by phone at the following numbers two hours after the call ends until 9:00 a.m. U.S. Eastern Time on Thursday, July 13, 2017 (9:00 p.m. Beijing/Hong Kong Time on Thursday, July 13, 2017):

U.S.:	+1-855-452-5696
International:	+61-2-8199-0299
Passcode:	26482181

The webcast and the playback can be accessed via the internet by visiting the Yum China Holdings, Inc. website, http://ir.yumchina.com

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “will,” “should,” “forecast,” “outlook” or similar terminology. These statements are based on current estimates and assumptions made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct. Forward-looking statements include, without limitation, statements regarding the future business plans and earnings and performance of Yum China, anticipated effects of population and macroeconomic trends, the capital structure of Yum China, and statements regarding the anticipated synergies from the acquisition and beliefs regarding the long-term drivers of Yum China’s business. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks and uncertainties that are difficult to predict and could cause our actual results to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or assumptions will be achieved. The forward-looking statements included in this press release are only made as of the date of this press release, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, except as required by law. Numerous factors could cause our actual results to differ materially from those expressed or implied by forward-looking statements, including, without limitation: whether we are able to achieve development goals at the times and in the amounts currently anticipated, if at all, the success of our marketing campaigns and product innovation, our ability to maintain food safety and quality control systems, our ability to control costs and expenses, including tax costs, changes in political, economic and regulatory conditions in China, the fact that the integration of Daojia may require significant time, attention and resources, potentially diverting attention from the conduct of our core businesses, as well as the fact that the expected synergies from the acquisition may not be realized. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the captions “Risk Factors” and “Forward-Looking Statements” in our Annual Report on Form 10-K) for additional detail about factors that could affect our financial and other results.

About Yum China Holdings, Inc.

Yum China Holdings, Inc. is a licensee of Yum! Brands in mainland China. It has exclusive rights in mainland China to KFC, China's leading quick-service restaurant brand, Pizza Hut, the leading casual dining restaurant brand in China, and Taco Bell, which opened its first restaurant in China at the end of 2016. Yum China also owns the Little Sheep and East Dawning concepts outright. Yum China is well positioned for growth thanks to its strong competitive position, integration of its brands into Chinese popular culture and consumers' daily lives, expanding geographic footprint in China and existing operational expertise. It has a strong capital position, no external debt and expects to continue growing its system sales and profit by adding new restaurants and through growing same-store sales. Yum China had more than 7,600 restaurants and more than 420,000 employees in over 1,100 cities at the end of May 2017. A new generation of younger consumers who are digitally sophisticated and brand driven are fueling growth in consumption in China. The ongoing growth of the middle class and urban population in China is expected to create the world's largest market for restaurant brands, with Yum China poised to be the market leader.

Analysts are invited to contact:
Christie Ju, Vice President – Finance, Investor Relations, at +86 21 2407 8090 Elaine Lai, Director – Finance, Investor Relations, at +86 21 2407 8278

Members of the media are invited to contact:
Forest Liu, Director, Public Affairs, at +86 21 2407 7505

Yum China Holdings, Inc.

Condensed Consolidated and Combined Summary of Results

(amounts in US$ million, except for number of shares and per share amounts)

(unaudited)

	Quarter ended		% Change		Year to date ended		% Change
	5/31/2017	5/31/2016	B/(W)		5/31/2017	5/31/2016	B/(W)
Revenues
Company sales	$1,563	$1,558	—		$2,820	$2,836	(1)
Franchise fees and income	31	30	6		58	55	6
Total revenues	1,594	1,588	—		2,878	2,891	—
Costs and Expenses, Net
Company restaurants
Food and paper	453	462	2		798	847	6
Payroll and employee benefits	358	342	(5)		615	587	(5)
Occupancy and other operating expenses	513	558	8		879	960	8
Company restaurant expenses	1,324	1,362	3		2,292	2,394	4
General and administrative expenses	107	104	(4)		174	170	(2)
Franchise expenses	15	17	12		28	31	11
Closures and impairment expenses, net	17	31	47		17	31	47
Refranchising gain, net	(1)	(1)	(73)		(2)	(4)	(67)
Other income, net	(11)	(12)	(1)		(28)	(27)	7
Total costs and expenses, net	1,451	1,501	3		2,481	2,595	4
Operating Profit	143	87	64		397	296	34
Interest income, net	5	2	66		7	4	59
Income Before Income Taxes	148	89	64		404	300	34
Income tax provision	(35)	(16)	NM		(111)	(78)	(40)
Net income – including noncontrolling interests	113	73	55		293	222	32
Net income (loss) – noncontrolling interests	6	(4)	NM		11	—	NM
Net Income – Yum China Holdings, Inc.	$107	$77	39		$282	$222	27
Effective tax rate	22.9%	18.6%	(4.3)	ppts.	27.4%	26.2%	(1.2)	ppts.

Basic Earnings Per Common Share	$0.28	$0.21	33		$0.73	$0.61	20
Weighted average shares outstanding	387,901,955	363,758,219	NM		387,754,681	363,758,219	NM

Diluted Earnings Per Common Share	$0.27	$0.21	29		$0.71	$0.61	16
Weighted average shares outstanding	397,326,233	363,758,219	NM		396,679,703	363,758,219	NM

Company sales	100.0%	100.0%			100.0%	100.0%
Food and paper	29.0	29.6	0.6	ppts.	28.3	29.9	1.6	ppts.
Payroll and employee benefits	22.9	21.9	(1.0)	ppts.	21.8	20.7	(1.1)	ppts.
Occupancy and other operating expenses	32.8	35.9	3.1	ppts.	31.2	33.8	2.6	ppts.
Restaurant margin	15.3%	12.6%	2.7	ppts.	18.7%	15.6%	3.1	ppts.
Operating margin	9.1%	5.6%	3.5	ppts.	14.1%	10.5%	3.6	ppts.

Percentages may not recompute due to rounding.

Yum China Holdings, Inc.

KFC Operating Results

(amounts in US$ million)

(unaudited)

	Quarter ended		% Change		Year to date ended		% Change
	5/31/2017	5/31/2016	B/(W)		5/31/2017	5/31/2016	B/(W)
Revenues
Company sales	$1,087	$1,078	1		$1,957	$1,975	(1)
Franchise fees and income	29	29	4		55	53	4
Total revenues	1,116	1,107	1		2,012	2,028	(1)
Costs and Expenses, Net
Company restaurants
Food and paper	330	330	—		581	605	4
Payroll and employee benefits	236	223	(5)		403	382	(6)
Occupancy and other operating expenses	347	377	8		594	649	9
Company restaurant expenses	913	930	2		1,578	1,636	4
General and administrative expenses	39	38	(3)		64	62	(5)
Franchise expenses	14	17	13		27	31	12
Closures and impairment expenses, net	8	21	65		9	21	61
Other income, net	(12)	(8)	36		(27)	(22)	21
Total costs and expenses, net	962	998	4		1,651	1,728	4
Operating Profit	$154	$109	41		$361	$300	20
Company sales	100.0%	100.0%			100.0%	100.0%
Food and paper	30.3	30.5	0.2	ppts.	29.7	30.6	0.9	ppts.
Payroll and employee benefits	21.7	20.7	(1.0)	ppts.	20.6	19.3	(1.3)	ppts.
Occupancy and other operating expenses	32.0	35.0	3.0	ppts.	30.3	32.9	2.6	ppts.
Restaurant margin	16.0%	13.8%	2.2	ppts.	19.4%	17.2%	2.2	ppts.
Operating margin	14.1%	10.1%	4.0	ppts.	18.4%	15.2%	3.2	ppts.

Percentages may not recompute due to rounding.

Yum China Holdings, Inc.

Pizza Hut Operating Results

(amounts in US$ million)

(unaudited)

	Quarter ended		% Change		Year to date ended		% Change
	5/31/2017	5/31/2016	B/(W)		5/31/2017	5/31/2016	B/(W)
Revenues
Company sales	$467	$465	1		$846	$832	2
Franchise fees and income	1	1	23		1	1	27
Total revenues	468	466	1		847	833	2
Costs and Expenses, Net
Company restaurants
Food and paper	120	127	6		212	232	9
Payroll and employee benefits	119	115	(5)		207	197	(5)
Occupancy and other operating expenses	163	175	7		279	301	7
Company restaurant expenses	402	417	3		698	730	4
General and administrative expenses	26	26	2		43	43	2
Franchise expenses	1	—	(21)		1	—	(13)
Closures and impairment expenses, net	9	11	21		8	10	21
Total costs and expenses, net	438	454	4		750	783	4
Operating Profit	$30	$12	157		$97	$50	95
Company sales	100.0%	100.0%			100.0%	100.0%
Food and paper	25.8	27.5	1.7	ppts.	25.1	28.0	2.9	ppts.
Payroll and employee benefits	25.6	24.4	(1.2)	ppts.	24.5	23.6	(0.9)	ppts.
Occupancy and other operating expenses	34.7	37.7	3.0	ppts.	32.9	36.0	3.1	ppts.
Restaurant margin	13.9%	10.4%	3.5	ppts.	17.5%	12.4%	5.1	ppts.
Operating margin	6.6%	2.6%	4.0	ppts.	11.6%	6.0%	5.5	ppts.

Percentages may not recompute due to rounding.

Yum China Holdings, Inc.

Condensed Consolidated Balance Sheets

(amounts in US$ million, except for number of shares)

	5/31/2017	12/31/2016
ASSETS	(Unaudited)
Current Assets
Cash and cash equivalents	$892	$885
Short-term investments	310	79
Accounts receivable, net	74	74
Inventories, net	266	268
Prepaid expenses and other current assets	150	120
Total Current Assets	1,692	1,426
Property, plant and equipment, net	1,617	1,647
Goodwill	103	79
Intangible assets, net	105	88
Investments in unconsolidated affiliates	51	71
Other assets	287	254
Deferred income taxes	166	162
Total Assets	4,021	3,727
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND EQUITY
Current Liabilities
Accounts payable and other current liabilities	966	971
Income taxes payable	36	33
Total Current Liabilities	1,002	1,004
Capital lease obligations	27	28
Other liabilities and deferred credits	260	252
Total Liabilities	1,289	1,284
Redeemable Noncontrolling Interest	5	—
Equity
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 386,617,759.42 shares and 383,344,835.42 shares issued at May 31, 2017 and December 31, 2016, respectively; 384,760,471 shares and 383,344,835.42 shares outstanding at May 31, 2017 and December 31, 2016, respectively	4	4
Treasury stock	(59)	(20)
Additional paid-in capital	2,367	2,352
Retained earnings	322	40
Accumulated other comprehensive income	35	1
Total Equity – Yum China Holdings, Inc.	2,669	2,377
Noncontrolling interests	58	66
Total Equity	2,727	2,443
Total Liabilities, Redeemable Noncontrolling Interest and Equity	$4,021	$3,727

Yum China Holdings, Inc.

Condensed Consolidated and Combined Statements of Cash Flows

(amounts in US$ million)

(unaudited)

	Year to date ended
	5/31/2017	5/31/2016
Cash Flows - Operating Activities
Net income - including noncontrolling interests	$293	$222
Depreciation and amortization	160	171
Closures and impairment expenses	17	31
Refranchising gain	(2)	(4)
Deferred income taxes	(1)	(29)
Equity income from investments in unconsolidated affiliates	(30)	(26)
Distributions of income received from unconsolidated affiliates	26	13
Share-based compensation expense	10	5
Changes in accounts receivable	3	(8)
Changes in inventories	7	(30)
Changes in prepaid expenses and other current assets	5	—
Changes in accounts payable and other current liabilities	7	35
Changes in income taxes payable	3	25
Other, net	(25)	18
Net Cash Provided by Operating Activities	473	423
Cash Flows - Investing Activities
Capital spending	(177)	(172)
Purchase of short-term investments	(229)	(54)
Proceeds from refranchising of restaurants	3	13
Acquisition of business, net of cash acquired	(25)	—
Other, net	(4)	(1)
Net Cash Used in Investing Activities	(432)	(214)
Cash Flows - Financing Activities
Net transfers to Parent	—	(118)
Payment of capital lease obligations	(1)	(1)
Repurchase of shares of common stock	(30)	—
Employee stock option proceeds	4	—
Other, net	(16)	—
Net Cash Used in Financing Activities	(43)	(119)
Effect of Exchange Rates on Cash and Cash Equivalents	9	(7)
Net Increase in Cash and Cash Equivalents	7	83
Cash and Cash Equivalents – Beginning of Period	885	425
Cash and Cash Equivalents – End of Period	$892	$508

Reconciliation of Reported Results to Non-GAAP Measures

(amounts in US$ million)

(unaudited)

In this press release:

●

The Company provides certain percentage changes excluding the impact of F/X. These amounts are derived by translating current year results at prior year average exchange rates. We believe the elimination of the F/X impact provides better year-to-year comparability without the distortion of foreign currency fluctuations.

●

System sales growth reflects the results of all restaurants regardless of ownership, including Company-owned, franchise and unconsolidated affiliate restaurants that operate our concepts, except for non-Company-owned restaurants for which we do not receive a sales-based royalty. Sales of franchise and unconsolidated affiliate restaurants typically generate ongoing franchise fees for the Company at a rate of approximately 6% of system sales. Franchise and unconsolidated affiliate restaurant sales are not included in Company sales on the Condensed Consolidated and Combined Statements of Income; however, the franchise fees are included in the Company’s revenues. We believe system sales growth is useful to investors as a significant indicator of the overall strength of our business as it incorporates all of our revenue drivers, Company and franchise same-store sales as well as net unit growth.

●	Same-store sales growth is the estimated percentage change in sales of all restaurants that have been open and in the Company system one year or more.
●

Company Restaurant profit (“Restaurant profit”) is defined as Company sales less expenses incurred directly by our Company-owned restaurants in generating Company sales. Company restaurant margin percentage is defined as Restaurant profit divided by Company sales.

In addition to the results provided in accordance with US Generally Accepted Accounting Principles (“GAAP”) in this press release, the Company provides non-GAAP measures which present Operating Profit before Special Items, Diluted Earnings Per Common Share before Special Items, Effective tax rate before Special Items and Adjusted EBITDA, which we define as net income including noncontrolling interests adjusted for income tax, interest income, depreciation, amortization and other items, including store impairment charges. Special Items consist of provision for losses associated with the sale of the aircraft and impact of the redemption of the Little Sheep noncontrolling interest which are described in (a), (b) and (c) in the accompanying notes. The Company excludes impact from Special Items for the purpose of evaluating performance internally. Special Items are not included in any of our segment results. These non-GAAP measures are not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the Company believes that the presentation of these non-GAAP measures provides additional information to investors to facilitate the comparison of past and present results, excluding those items that we do not believe are indicative of our ongoing operations due to their nature. These non-GAAP measures should not be considered in isolation or as a substitute for GAAP financial results, but should be read in conjunction with the unaudited Condensed Consolidated and Combined Summary of Results and other information presented herein. A reconciliation of these non-GAAP measures to the most directly comparable GAAP measures follows.

	Quarter ended		Year to date ended
Detail of Special Items	5/31/2017	5/31/2016	5/31/2017	5/31/2016
Provision for loss associated with sale of aircraft(a)	$—	$(1)	$—	$(1)
Special Items Expense - Operating Profit	—	(1)	—	(1)
Special Items Expense, net of tax of nil - including noncontrolling interests	—	(1)	—	(1)
Special Items Expense, net of tax of nil - noncontrolling interests(b)	—	(8)	—	(8)
Special Items Income, net of tax of nil - Yum China Holdings, Inc.	$—	$7	$—	$7
Weighted average diluted shares outstanding	397,326,233	363,758,219	396,679,703	363,758,219
Special Items Diluted Earnings Per Common Share	$—	$0.02	$—	$0.02
Reconciliation of Reported Operating Profit to Operating Profit Before Special Items
Reported Operating Profit	$143	$87	$397	$296
Special Items Expense - Operating Profit	—	(1)	—	(1)
Operating Profit before Special Items	$143	$88	$397	$297
Reconciliation of Reported EPS to EPS Before Special Items
Reported Diluted Earnings Per Common Share	$0.27	$0.21	$0.71	$0.61
Special Items Diluted Earnings Per Common Share	—	0.02	—	0.02
Diluted Earnings Per Common Share before Special Items	$0.27	$0.19	$0.71	$0.59
Reconciliation of Reported Effective Tax Rate to Effective Tax Rate Before Special Items
Reported effective tax rate	22.9%	18.6%	27.4%	26.2%
Effective tax rate before Special Items(c)	22.9%	18.6%	27.4%	26.2%

(a)	During the quarter ended May 31, 2016, we recognized a loss of $1 million associated with the sale of the aircraft.
(b)

During the quarter ended May 31, 2016, the Little Sheep founding shareholders sold their remaining 7% Little Sheep ownership interest to the Company pursuant to their redemption rights. The difference between the purchase price of less than $1 million, which was determined using a non-fair value based formula pursuant to the agreement governing the redemption rights, and the carrying value of their redeemable noncontrolling interests was recorded as an $8 million loss attributable to noncontrolling interests.

(c)	Impact on effective tax rate as a result of Special Items was nil.

Reconciliation of Net Income to Adjusted EBITDA

(amounts in US$ million)

(unaudited)

Net income, along with the reconciliation to Adjusted EBITDA, is presented below.

	Quarter ended		Year to date ended
	5/31/2017	5/31/2016	5/31/2017	5/31/2016
Reconciliation of Net Income to Adjusted EBITDA
Net income (loss) – noncontrolling interests	$6	$(4)	$11	$—
Net Income – Yum China Holdings, Inc.	107	77	282	222
Income tax provision	35	16	111	78
Interest income, net	(5)	(2)	(7)	(4)
Operating Profit	143	87	397	296
Depreciation and amortization	96	103	160	171
Store impairment charges	20	35	22	37
Special Items Expense – Operating Profit	—	1	—	1
Adjusted EBITDA	$259	$226	$579	$505

Yum China Holdings, Inc.

Segment Results

(amounts in US$ million)

(unaudited)

Quarter Ended 5/31/2017	KFC	Pizza Hut	Others	Corporate and Unallocated	Total
Total revenues	$1,116	$468	$10	$—	$1,594
Company restaurant expenses	913	402	9	—	1,324
General and administrative expenses	39	26	2	40	107
Franchise expenses	14	1	—	—	15
Closures and impairment expenses, net	8	9	—	—	17
Refranchising gain, net	—	—	—	(1)	(1)
Other income, net	(12)	—	1	—	(11)
	962	438	12	39	1,451
Operating Profit (Loss)	$154	$30	$(2)	$(39)	$143

Quarter Ended 5/31/2016	KFC	Pizza Hut	Others	Corporate and Unallocated	Total
Total revenues	$1,107	$466	$15	$—	$1,588
Company restaurant expenses	930	417	15	—	1,362
General and administrative expenses	38	26	3	37	104
Franchise expenses	17	—	—	—	17
Closures and impairment expenses, net	21	11	(1)	—	31
Refranchising gain, net	—	—	—	(1)	(1)
Other income, net	(8)	—	—	(4)	(12)
	998	454	17	32	1,501
Operating Profit (Loss)	$109	$12	$(2)	$(32)	$87

The above tables reconcile segment information with our Condensed Consolidated and Combined Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items.  See Reconciliation of Reported Results to Non-GAAP Measures.

Yum China Holdings, Inc.

Segment Results

(amounts in US$ million)

(unaudited)

Year to date ended 5/31/2017	KFC	Pizza Hut	Others	Corporate and Unallocated	Total
Total revenues	$2,012	$847	$19	$—	$2,878
Company restaurant expenses	1,578	698	16	—	2,292
General and administrative expenses	64	43	4	63	174
Franchise expenses	27	1	—	—	28
Closures and impairment expenses, net	9	8	—	—	17
Refranchising gain, net	—	—	—	(2)	(2)
Other income, net	(27)	—	(1)	—	(28)
	1,651	750	19	61	2,481
Operating Profit (Loss)	$361	$97	$—	$(61)	$397

Year to date ended 5/31/2016	KFC	Pizza Hut	Others	Corporate and Unallocated	Total
Total revenues	$2,028	$833	$30	$—	$2,891
Company restaurant expenses	1,636	730	28	—	2,394
General and administrative expenses	62	43	4	61	170
Franchise expenses	31	—	—	—	31
Closures and impairment expenses, net	21	10	—	—	31
Refranchising gain, net	—	—	—	(4)	(4)
Other income, net	(22)	—	(1)	(4)	(27)
	1,728	783	31	53	2,595
Operating Profit (Loss)	$300	$50	$(1)	$(53)	$296

The above tables reconcile segment information with our Condensed Consolidated and Combined Summary of Results.  Corporate and unallocated expenses comprise items that are not allocated to segments for performance reporting purposes.

The Corporate and Unallocated column in the above tables includes, among other amounts, all amounts that we have deemed Special Items.  See Reconciliation of Reported Results to Non-GAAP Measures.